Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Andrew J. Way, David A. Barta and Valerie L. Banner, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign the registration statement on Form S-3 relating to the registration of various securities by the registrant (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”), including any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue thereof.

IN WITNESS WHEREOF, each of the undersigned has hereunto set his or her hand as of this 31th day of March, 2020.

Signature	Title

/s/ Andrew J. Way Andrew J. Way	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ David A. Barta David A. Barta	Senior Vice President, Chief Financial Officer and Chief Accounting Officer (Principal Financial and Accounting Officer)

/s/ William M. Goodyear William M. Goodyear	Director

/s/ James C. Gouin James C. Gouin	Director

/s/ John P. Ryan John P. Ryan	Director

/s/ Christopher T. Seaver Christopher T. Seaver	Director

/s/ Hatem Soliman Hatem Soliman	Director

/s/ Mark R. Sotir Mark R. Sotir	Director

/s/ Ieda Gomes Yell Ieda Gomes Yell	Director